UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2016

GENOCEA BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36289	51-0596811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cambridge Discovery Park 100 Acorn Park Drive, 5th Floor Cambridge, MA	02140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 876-8191

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 7, 2016, the Board of Directors (the "Board") of Genocea Biosciences, Inc. (the "Company") elected Ronald Cooper, age 53, to the Board as an independent director, effective June 7, 2016. Mr. Cooper will be a Class III director of the Company and will be nominated for re-election at the annual meeting of the stockholders of the Company to be held in 2017.

Mr. Cooper is President and CEO of Albireo Pharma, a position that he was appointed to in June 2015. He is a life sciences leader with a track record of growing and rejuvenating businesses, brands and organizations ranging from entrepreneurial, resource-constrained, up to $4.5 billion in the U.S. and Europe. Prior to Albireo, he was with Bristol-Myers Squibb ("BMS") for over 25 years working in five different countries and holding positions of increasing responsibility in sales, marketing and general management culminating in President of Europe. In Europe, he was responsible for over 30 countries with sales exceeding $4.5 Billion. While at BMS, Ron was directly associated with several product successes, including Abilify®, Avapro®, Atripla®, Eliquis®, Orencia®, Pravachol®, Plavix®, Reyataz®, Sustiva®, Sprycel® and Yervoy®. He has successfully completed over a dozen business development deals including the creation of the first single tablet HIV/AIDS regimen partnership. Mr. Cooper is a graduate of St. Francis Xavier University in Canada.

Mr. Cooper will receive compensation from the Company for his service as a director in accordance with the Company’s non-employee director compensation policy, including an annual director fee of $35,000. Pursuant to the Company’s non-employee director compensation policy and its 2014 Equity Incentive Plan and non-qualified stock option award agreement, Mr. Cooper received an award of stock options to purchase 25,000 shares of the Company’s common stock on June 7, 2016 and will be granted an annual award of stock options to purchase 15,000 shares of the Company’s common stock on the date of the Company’s annual meeting of stockholders for the relevant year or as soon as thereafter is reasonably practicable, subject to his continued service as a director of the Board.

In accordance with the Company’s customary practice, the Company has entered into an indemnification agreement with Mr. Cooper, which requires the Company to indemnify him against certain liabilities that may arise in connection with his status or service as a director. The indemnification agreement also provides for an advancement of expenses incurred by Mr. Cooper in connection with any proceeding relating to his status as a director. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-197247), and which is incorporated herein by reference.

There is no arrangement or understanding between Mr. Cooper and any other person pursuant to which Mr. Cooper was selected as a director. Other than as described above, there are no transactions involving Mr. Cooper requiring disclosure under Item 404(a) of Regulation S-K of the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENOCEA BIOSCIENCES, INC.

Date: June 9, 2016	By:	/s/ Jonathan Poole
Jonathan Poole
Chief Financial Officer

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